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                                                                    EXHIBIT 4.19

                   CONSENT AND AMENDMENT OF SECURITY DOCUMENTS


         THIS AGREEMENT, dated as of February 4, 1999, is by each of the undersigned in favor of NBD Bank, as Agent (as defined below) for the Lenders (as defined below) and in favor of each of the Lenders.


                                    RECITALS:

         A. Oxford Automotive, Inc. (the "Company"), the borrowing subsidiaries and lenders party thereto and NBD Bank, as agent, executed a Credit Agreement dated as of June 24, 1997 (as amended, the "Existing Credit Agreement").

         B. In connection with the Existing Credit Agreement, each of the undersigned executed the agreements and documents described on Schedule 1 hereto (the "Security Documents").

         C. Pursuant to an Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, restated or refinanced from time to time the "Credit Agreement") among the Company, the borrowing subsidiaries party thereto (the "Borrowing Subsidiaries", and collectively with the Company, the "Borrowers"), the lenders party thereto (the "Lenders") and NBD Bank, as agent for the Lenders (in such capacity, the "Agent"). The indebtedness and obligations under the Credit Agreement are the same indebtedness and obligations existing under the Existing Credit Agreement plus additional indebtedness, and all indebtedness and other obligations pursuant to the Credit Agreement are entitled to the same collateral with the same priority as all indebtedness and obligations pursuant to the Existing Credit Agreement.

         D. Each of the undersigned and the Lenders desire to amend the Security Documents as stated herein.


                                    AGREEMENT

         Based upon these recitals, each of the undersigned hereby agrees as follows:

         SECTION 1. Amendments. Each of the undersigned agrees that the Security Documents shall be amended as follows: Any reference in any Security Document to
(a) the Existing Credit Agreement shall be deemed a reference to the Credit Agreement, (b) any promissory notes shall be deemed a reference to the term "Notes" as defined in the Credit Agreement, (c) the terms "Loan", "Loans", "Advance" or "Advances" shall be deemed references to "Loan", "Loans", "Advance" or "Advances" as such terms are defined in the Credit Agreement, (d) the terms "Security Document" or "Security Documents" shall be deemed references to "Security Document" or "Security Documents" as such terms are defined in the Credit Agreement, (e) the term "Lenders" shall be deemed a reference to the Lenders under the Credit Agreement, (f) the



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term "Agent" shall be deemed a reference to the Agent under the Credit
Agreement, and (g) any Event of Default under the Credit Agreement shall be deemed an Event of Default or event of default or default, as the case may be, under each Security Document.

         SECTION 2. Representations. Each of the undersigned hereby represents and warrants that after giving effect to the Credit Agreement, the representations and warranties contained in each of the Security Documents are true and correct in all material respects on and as of the effective date hereof with the same force and effect as if made on such effective date.

         SECTION 3. Ratification. Except as amended hereby, each Security Document is hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned hereby acknowledge that, as of the date hereof, it has no defense, offset, counterclaim or other claim or dispute with respect to any Security Document.

         SECTION 4. Continuation of Security Interests, Etc. Each of the undersigned acknowledges, agrees and represents that (a) all collateral granted by the Security Documents continues with the same priority as originally granted and secures, among other liabilities, all present and future indebtedness, obligations and liabilities pursuant to the Credit Agreement, the Notes, the Hedging Agreements with any Lender and the Security Documents and other Loan Documents, including without limitation all Loans made, and Letters of Credit issued, pursuant thereto and all fees and expenses owing thereunder and (b) the initial Advances under the Credit Agreement refinance, and are issued in exchange and replacement for and shall not be deemed a novation or satisfaction of, among other secured debt, the indebtedness and other liabilities thereunder for purposes of the Security Documents. If there is any conflict between the Security Documents and the Credit Agreement as to the order of the application of the proceeds of any collateral, the provisions of the Credit Agreement shall control.

         SECTION 5. Defined Terms. All the terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

         SECTION 6. Counterparts, Etc. This Agreement may be executed in any number of counterparts, and any of the parties hereto may execute this Agreement by executing any such counterpart. In case any provision contained herein is invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the legality, validity or enforceability of any other provision.



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         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

                                         OXFORD AUTOMOTIVE, INC.


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                         BIG NORTH AMERICA LIMITED
                                         OXFORD SUSPENSION LTD.
                                         BIG HOLDINGS INC.
                                         976459 ONTARIO LIMITED
                                         829500 ONTARIO LIMITED
                                         RPI HOLDINGS, INC.
                                         LOBDELL EMERY CORPORATION
                                         CREATIVE FABRICATION CORPORATION
                                         WINCHESTER FABRICATION CORPORATION
                                         PARALLEL GROUP INTERNATIONAL, INC.
                                         CONCEPT MANAGEMENT CORPORATION
                                         LEWIS EMERY CAPITAL CORPORATION
                                         HOWELL INDUSTRIES, INC.
                                         OXFORD SUSPENSION, INC.
                                         RPI, INC.
                                         PRUDENVILLE MANUFACTURING, INC.
                                         OASP, INC.
                                         OASP II, INC.

                                         By:
                                            ------------------------------------
                                         Their:
                                               ---------------------------------

                                         LASERWELD INTERNATIONAL, L.L.C.
                                         By: Lobdell Emery Corporation,
                                             its sole member


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------



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                   Consent and Amendment of Security Documents

                          dated as of February 4, 1999





                              DISCLOSURE SCHEDULES






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                                  Schedule 1(b)


(i)      Location of Debtor's Chief Executive Offices

         Oxford Automotive, Inc.
         1250 Stephenson Highway
         Troy, Michigan 48083
         Tax Identification No.  38-3262809
         Michigan corporation

(ii)     Other Offices and Facilities

         (a)      Oxford Automotive, Inc.
                  850 Stephenson Highway
                  Troy, Michigan 48083

         (b)      Butler Metal Products
                  1574 Eagle Street North
                  Cambridge, Ontario  N3H 4S5
                  Canada

         (c)      Del-Tech Metal Products
                  1 Butler Drive
                  Delhi, Ontario  N4B 2W8
                  Canada

         (d)      Lobdell Emery Corporation
                  1325 East Superior
                  Alma, Michigan  48801

         (e)      Laserweld International, L.L.C.
                  950 JFK Drive
                  North Vernon, Indiana  47265

         (f)      Winchester Fabrication Corporation
                  200 Inks Drive
                  P.O. Box 270
                  Winchester, Indiana  47394



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         (g)      Creative Fabrication Corporation
                  3000 George Price Blvd.
                  Athens, Tennessee 37371

         (h)      10850 West 17th Street
                  Argos, Indiana  46501

         (i)      2190 Landmark Avenue
                  Corydon, Indiana  47112

         (j)      520 Republic Street
                  Alma, Michigan  48801

         (k)      370 Manhattan Road
                  Greencastle, Indiana  46135

         (l)      401 Republic Street
                  Alma, Michigan 48801

         (m)      Lapeer
                  100 East Fair Street
                  Lapeer, Michigan 48446

         (n)      Masury
                  County Road 26
                  Masury, Ohio 44438

         (o)      Silao
                  Paseo de Los Industriales
                  Ple. Lotes 15-19
                  Parque Industrial Fipasi
                  Silao, Guanajualo, Mexico 36100

         (p)      Saltillo
                  Valle de Saltillo #312
                  Fracc. Valle de Saltillo
                  Saltillo, Coahulia 25107
                  Mexico

         (q)      Prudenville
                  1700 Short Drive
                  Prudenville, Michigan 48651


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         (r)      Oscoda
                  4775 N. Sunset
                  Oscoda, Michigan 48750

         (s)      Chatham
                  566 Riverview Drive
                  Chatham, Ontario N7M 5L9
                  Canada

         (t)      Wallaceburg
                  100 Mason Street
                  Wallaceburg, Ontario N8A 4L7
                  Canada

         (u)      Hamilton
                  P.O. Box 70
                  7825 South Homestead Drive
                  Hamilton, Indiana 46742




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                                  Schedule 1(c)

(i)      Location of Inventory

         (a)      Butler Metal Products
                  1574 Eagle Street North
                  Cambridge, Ontario  N3H 4S5
                  Canada

         (b)      Del-Tech Metal Products
                  1 Butler Drive
                  Delhi, Ontario  N4B 2W8
                  Canada

         (c)      Winchester Fabrication Corporation
                  200 Inks Drive
                  P.O. Box 270
                  Winchester, Indiana  47394

         (d)      Creative Fabrication Corporation
                  3000 George Price Blvd.
                  Athens, Tennessee 37371

         (e)      10850 West 17th Street
                  Argos, Indiana  46501

         (f)      2190 Landmark Avenue
                  Corydon, Indiana  47112

         (g)      135 North Fearing Road
                  PO Box  3416
                  Toledo, Ohio  43607

         (h)      520 Republic Street
                  Alma, Michigan  48801

         (i)      401 Republic Street
                  Alma, Michigan 48801

         (j)      370 Manhattan Road
                  Greencastle, Indiana  46135



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(ii)     Locations of Fixtures, Machinery and Equipment

         (a)      See (i) above.

         (b)      Lindert Tool & Die
                  23 Raglan Place
                  Cambridge, Ontario
                  Canada

         (c)      Fincore
                  10 Melford Drive
                  Units 1-8
                  Scarborough, Ontario  M1B 2G1
                  Canada

         (d)      Hinderliter Heat Treating Ltd.
                  9 Shirley Avenue
                  Kitchener, Ontario
                  Canada

         (e)      Easton Coatings Corporation
                  97 Easton Road
                  Brantford, Ontario  N3P 1J4
                  Canada

         (f)      Camtron Coatings

                  -----------------------------
                  -----------------------------

         (g)      Tube Mill
                  Heidtman Steel Processing
                  Butler, Indiana

         (h)      Danly Presses
                  Days Corporation
                  Elkhart, Indiana

         (i)      Southwest Warehouse
                  240 Raleigh Street
                  Chatham, Ontario N7J 5E8
                  Canada



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         (j)      Central Detroit Warehouse
                  18765 Seaway Drive
                  Melvindale, Michigan 48122

         (k)      Mid States Steel
                  ________ Inks Drive
                  Winchester, Indiana 47394

         (l)      Huncilman
                  P.O. Box 1027
                  2072 McDonald Avenue
                  New Albany, Indiana 47151-1027

         (m)      Fruchey's Warehouse
                  Fort Wayne, Indiana

         (n)      Humphrey Express
                  Baseline Street
                  Wallaceburg, Ontario
                  Canada

         (o)      Humphrey Express
                  Gillard Street
                  Wallaceburg, Ontario








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                                  Schedule 1(h)

See Amended and Restated Credit Agreement Disclosure Schedules.